Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-258065 and 333-221394 on Form S-3 and Registration Statement Nos. 333-126095, 333-172427, 333-192525, and 333-76748 on Form S-8 of our reports dated March 9, 2022, relating to the financial statements of GAMCO Investors, Inc. and the effectiveness of GAMCO Investors, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/  Deloitte & Touche LLP

Stamford, Connecticut
March 9, 2022